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                                                                    EXHIBIT 10.2

                               CiDRA CORPORATION
                      1997 STOCK OPTION PLAN, AS AMENDED

                                  I. GENERAL

1. Purpose. This 1997 Stock Option Plan (the "Plan") of CiDRA Corporation (the "Corporation") is intended to advance the interests of the Corporation by providing certain of its employees with an additional incentive, encouraging stock ownership by such individuals, increasing their proprietary interest in the success of the Corporation and encouraging them to remain employees of the Corporation.

2. Definitions. Whenever used herein, the following terms shall have the meanings set forth below

     (a)  "Board" means the Board of Directors of the Corporation.

     (b) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     (c) "Committee" means the Compensation Committee appointed by the Board to administer this Plan pursuant to Section 3 hereof.

     (d) "Corporation Group" means the Corporation, a parent corporation or subsidiary corporation of the Corporation, or a corporation, or a parent corporation or subsidiary corporation of such corporation, issuing or assuming an Option in a transaction of the type described in Section 424(a) of the Code. The terms "parent corporation" and "subsidiary corporation" shall have the meanings assigned to such terms by Section 424 of the Code.

     (e)  "Disability" means a permanent and total disability as defined in
          Section 422(c)(6) of the Code.

     (f) "Fair Market Value" means, if Shares are traded on a national exchange, the mean between the high and low sales prices for the Shares on the date on which the determination is made (or if no sales occurred on that date, on the next preceding date on which there was such a sale), or, if sales prices of Shares are made available for publication by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing price on the date on which such determination is made (or if no sales occurred on that date, on the next preceding date on which there was such a sale), or, if bid and asked prices of the Shares are made available for publication by NASDAQ, the average of closing bid and asked prices for the Shares on the date as of which the determination is made (or if no such quotation occurred on that date, on the next preceding date on which there was such a quotation), or if no such prices are available, the fair market value as determined by the Committee.

     (g) "Incentive Stock Option" means an Option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

     (h) "Nonqualified Stock Option" means an Option granted pursuant to the Nonqualified Stock Option provisions as set forth in Part III of this Plan.

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     (i)  "Option" means an option to purchase shares under this Plan.

     (j) "Participant" means an individual to whom an Option is granted under this Plan.

     (k) "Shares" means shares of the Corporation's Class A Common Stock, par value $.001 per share.

     (l) "Cause" means (i) habitual intoxication, (ii) illegal drug use or addiction, (iii) conviction of a felony (or plea of guilty or nolo contendere), (iv) material failure or inability to perform one's agreement, duties or obligations as an employee or consultant, other than from illness or injury, and (v) willful misconduct or negligence in the performance of one's agreement, duties or obligations as an employee or consultant.

     (m) "Change In Control" shall mean: (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the date hereof whose election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for the purposes of this provision, considered as though such individual were an Incumbent Director; (iii) any consolidation or merger of the Company with any other entity where the stockholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing fifty percent (50%) of the combined voting power of all of the outstanding securities of the entity issuing cash or securities in the consolidation or merger (or its ultimate parent corporation, if any);
          (iv) a third person, including a "person" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing seventy-five percent (75%) or more of the total number of votes that may be cast for the election of the directors of the Company; or (vi) the Board of Directors of the Company, by vote of a majority of all the Directors, adopts a resolution to the effect that a "Change-in-Control" has occurred for purposes of the Plan.

     (n) "Good Reason" means that (i) the Participant's compensation has been materially reduced, (ii) the Participant's position, duties or responsibilities have been materially reduced, (iii) the Participant has been required to move his or her principal residence because his primary place of employment is moved to a location greater than forth-five (45) miles away from its then current location, or (iv) the Company has not paid to the Participant when due any salary, bonus or other material benefit due to him or her.

3. Administration. This Plan shall be administered by the Compensation Committee appointed by the Board. The Committee shall consist of at least two members of the Board, provided that during any period during which the Board consists of only one member, the Committee shall consist of such member. The Board, at its pleasure, may remove members from or add members to the Committee. A majority of Committee

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     members shall constitute a quorum of members, and the actions of the majority shall be final and binding on the whole Committee.

     In addition to the other powers granted to the Committee under this Plan, the Committee shall have the power, subject to the terms of this Plan: (i) to determine which of the eligible individuals shall be granted Options;
     (ii) to determine the time or times when Options shall be granted and to determine the number of Shares subject to each Option may be exercised;
     (iii) to accelerate or extend (except for Incentive Stock Options) the date on which a previously granted Option may be exercised; (iv) to prescribe the form of agreement evidencing Options granted pursuant to this Plan; and
     (v) to construe and interpret this Plan and the agreements evidencing Options granted pursuant to this Plan, and to make all other determinations and take all other actions necessary or advisable for the administration of this Plan.

4.   Eligibility.

     (a) The individuals who shall be eligible to receive Options shall be the key employees employed by a member of the Corporation Group, and consultants providing services to the Corporation. Participants chosen to participate under this Plan may be granted an Incentive Stock Option, a Nonqualified Stock Option, or any combination thereof, provided that only persons who are otherwise employees of the Corporation may receive an Incentive Stock Option.

     (b) For convenience, the term "employment" as used in the Plan shall also mean, for all purposes relevant tot this Plan, the provision of consulting services, including without limitation, for such purposes as determining the time at which options may be exercised or terminate, provided, however, that no person not otherwise an employee of the Corporation, or have any right to continue to provide consulting services to the Corporation, solely by the use of such a reference.

     (c) Any reduction in the level of service provided by a consultant to the Corporation below the level established at the time the consultant commenced providing services to the Corporation, whether such reduction is due to the cessation or expiration of the consulting engagement, or the initiative of the consultant or the Corporation, shall constitute the termination of employment for purposes of this Plan.

5. Shares Subject to This Plan. The Shares subject to Options shall be either authorized and unissued Shares or treasury Shares. The aggregate number of Shares which may be issued pursuant to this Plan shall be Eight Million Four Hundred Thousand (8,400,000). If an Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of Shares as to which such expired or terminated Option shall not have been exercised may again become available for the grant of Options.

6. Stockholders' Agreement. All Shares issued pursuant to Options granted hereunder shall be subject to the provisions and restrictions of and Amended Stockholders' Agreement among the Corporation and certain of its shareholders dated as of April 28, 1997, as the same may hereafter be amended from time to time, which is hereby incorporated by reference and made a part hereof.

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7.   Change in Control.

     (a) In case of a Change in Control, the Board, or the board of directors of any corporation or entity assuming the obligations of the Company hereunder ("Successor Company"), shall, as to the Shares subject to each Option outstanding under the Plan at the time of such Change in Control, either (i) make appropriate provision for the protection of any such Option by substitution on an equitable basis of appropriate stock of the Company or of the Successor Company which will be issuable in respect of the Shares of the Company, provided only that the excess of the aggregate fair market value of the Shares subject to such Option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the Shares subject to such Option immediately before such substitution over the purchase price thereof, (ii) upon written notice to the Participants, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or such Options will be terminated, or (iii) upon written notice to the Participants, provide that the Company or the Successor Company shall have the right , upon the effective date of any such Change in Control, to purchase all Options held by each Participant and unexercised as of that date at an amount equal to the aggregate fair market value on such date of the Shares subject to the Option held by such participant over the aggregate purchase price therefor, such amount to be paid in cash or, if stock of the Successor Company is issuable in respect of the Shares of Company, then, in the discretion of the Board of Directors, in stock of such Successor Company equal in fair market value to the aforesaid amount. In any such case the Board of Directors shall, in good faith, determine fair market value and may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

     (b) In the event that in connection with or following a Change in Control, a Participant's employment with the Company is (i) terminated by the Company for any reason other than Cause, or (ii) terminated by the Participant for Good Reason, any unvested Option of such Participant shall vest immediately and all rights relevant to such Option shall accrue immediately to such Participant.

     (c) Pooling-of-Interest Accounting: If the Company proposes to engage in an Acquisition intended to be accounted for as a pooling-of-interests, and in the event that the provision of this Plan or any Award hereunder, or any actions by the Board taken in connection with such Acquisition, are determined by the Company's or the acquiring company's independent public accountants to cause such acquisition to fail to be accounted for as a pooling-of-interests, then such provisions or actions shall be amended or rescinded by the Board, without the consent of any Participant, but only to the extent necessary to be consistent with pooling-of-interests accounting treatment for such Acquisition.

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                     II. INCENTIVE STOCK OPTION PROVISIONS

1. Grant of Incentive Stock Options. Subject to the provisions of this Part II, the Committee shall from time to time determine those individuals eligible pursuant to Section 4 of Part I to whom Incentive Stock Options shall be granted and the number of Shares subject to, and terms and conditions of, such Options. Anything herein to the contrary notwithstanding, no Incentive Stock Option shall be granted to an employee if, at the time the Incentive Stock Option is granted, such employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of any member of the Corporation Group unless the option price is at least I 10% of the Fair Market Value of the Shares subject to the Incentive Stock Option at the time the Incentive Stock Option is granted and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date the Incentive Stock Option is granted.

2. Terms and Conditions of Incentive Stock Options. Each Incentive Stock Option shall be evidenced by an option agreement which shall be in such form as the Committee shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

     (a) Number of Shares. Each Incentive Stock Option agreement shall state the number of shares covered by the agreement.

     (b) Option Price and Method of Payment. The Option price of each Incentive Stock Option shall be no less than the Fair Market Value of the Shares on the date the Incentive Stock Option is granted. The option price shall be payable on exercise of the Option (i) in cash or by certified check, bank draft or postal or express money order, or (ii) with the advance consent of the Committee in its sole discretion (A) by the surrender of Shares then owned by the Participant, or (B) partially in accordance with clause (i) and partially in accordance with clause
          (ii) (A) of this Section 2(b). Shares so surrendered in accordance with clause (ii)(A) or (ii)(B) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Shares to be evidenced by delivery of the certificate(s) representing such Shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

     (c)  Option Period.

          (i) General. The period during which an Incentive Stock Option shall be exercisable shall not exceed ten (10) years from the date such Incentive Stock Option is granted; provided, however, that such Option may be sooner terminated in accordance with the provisions of this Section 2(c). Subject to the foregoing, the Committee may establish a period or periods with respect to all or any part of the Incentive Stock Option during which the right to exercise such Option shall vest.

          (ii) Termination of Employment. If the Participant ceases to be an employee of any member of the Corporation Group for any reason other than willful, gross or deliberate misconduct, Disability or death, any then outstanding Incentive Stock Option held by the Participant shall terminate on the

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                 earlier of the date on which such Option would otherwise expire or three (3) months after such termination of employment, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment. In the event of the Participant's termination for willful, deliberate or gross misconduct, as reasonably determined by the Corporation, the Option shall expire on the date of such termination and may not thereafter be exercised.

          (iii) Disability. If a Participant's employment is terminated by reason of Disability, any then outstanding Incentive Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one
                 (1) year after such termination of employment, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment.

          (iv) Death. If a Participant's employment is terminated by death, the representative of the Participant's estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the one (1) year period following the date of the Participant's death to exercise any then outstanding Incentive Stock Options in whole or in part. The number of Shares in respect of which an Incentive Stock Option may be exercised after a Participant's death shall be the number of Shares in respect of which such Option could be exercised as of the date of the Participant's death. In no event may the period for exercising an Incentive Stock Option extend beyond the date on which such Option would otherwise expire.

     (d) Non-transferability. An Incentive Stock Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant.

     (e) Separate Agreements. Nonqualified Options may not be granted in the same agreement as an Incentive Stock Option.

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                   III. NONQUALIFIED STOCK OPTION PROVISIONS

1. Grant of Nonqualified Stock Options. Subject to the provisions of this Part III, the Committee shall from time to time determine those individuals eligible pursuant to Section 4 of Part I to whom Nonqualified Stock Options shall be granted and the number of Shares subject to, and terms and conditions of, such Options.

2. Terms and Conditions of Nonqualified Stock Options. Each Nonqualified Stock Option shall be evidenced by an option agreement which shall be in such form as the Board shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

     (a) Number of Shares. Each Nonqualified Stock Option agreement shall state the number of Shares covered by the agreement.

     (b) Option Price and Method of Payment. The option price of each Nonqualified Stock Option shall be such price as the Committee, in its discretion, shall establish, and the Committee may, in its discretion, reduce the option price of such Option at any time prior to the exercise of the Option; provided however, that the option price may not be less than par value, if any, of the Shares. The option price shall be payable on exercise of the Option (i) in cash or by certified check, bank draft or postal or express money order, or (ii) with the advance consent of the Committee in its sole discretion (A) by the surrender of Shares then owned by the Participant, or (B) partially in accordance with clause (i) and partially in accordance with clause
          (ii)(A) of this Section 2(b). Shares so surrendered in accordance with clause (ii)(A) or (ii)(B) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Shares to be evidenced by delivery of the certificate(s) representing such Shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

     (c)  Option Period.

          (i) General. The period during which a Nonqualified Stock Option shall be exercisable shall not exceed ten (10) years from the date such Nonqualified Stock Option is granted; provided, however, that such Option may be sooner terminated in accordance with the provisions of this Section 2(c). Subject to the foregoing, the Committee may establish a period or periods with respect to all or any part of the Nonqualified Stock Option during which the right to exercise such Option shall vest. The number of Shares which may be purchased at any one time shall be 100 Shares, a multiple thereof or the total number at the time purchasable under the Nonqualified Stock Option.

          (ii) Termination of Employment or Service. If the Participant ceases to be an employee of any member of the Corporation Group for any reason other than willful, gross or deliberate misconduct, Disability or death, any outstanding Nonqualified Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or three (3) months after such termination of employment, and such

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                 Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment. In the event of the Participant's termination of employment for willful, deliberate or gross misconduct, as reasonably determined by the Corporation, the Option shall expire on the date of such termination and may not thereafter be exercised.

          (iii) Disability. If a Participant's employment is terminated by Disability, any then outstanding Nonqualified Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one (1) year after such termination of employment, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment.

          (iv) Death. If a Participant's employment is terminated by death, the representative of the Participant's estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the one (1) year period following the date of the Participant's death to exercise any then outstanding Nonqualified Stock Options in whole or in part. The number of Shares in respect to which a Nonqualified Stock Option may be exercised after a Participant's death shall be the number of Shares in respect of which such Option could be exercised as of the date of the Participant's death. In no event may the period for exercising a Nonqualified Stock Option extend beyond the date on which such Option would otherwise expire.

     (d) Non-transferability. A Nonqualified Stock Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant.

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                               IV. MISCELLANEOUS

1. Effective Date. This Plan shall become effective as of December 31, 1996 (the "Effective Date").

2. Duration of Program. Unless sooner terminated, the Plan shall remain in effect for a period of ten years after the Effective Date and shall thereafter terminate. No Incentive Stock Options or Nonqualified Stock Options may be granted after the termination of this Plan; provided however, that termination of the Plan shall not affect any Options previously granted, which such Options shall remain in effect until exercised, surrendered or canceled, or until they have expired, all in accordance with their terms.

3. Changes in Capital Structure, etc. In the event of changes in the outstanding common shares of the Corporation by reasons of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchange of shares, separations, reorganizations, or liquidations, the number of Shares available under the Plan in the aggregate and the maximum number of Shares as to which Options may be granted to any Participant shall be correspondingly adjusted by the Committee. In addition, the Committee shall make appropriate adjustments in the number of Shares as to which outstanding Options, or portions thereof then unexercised, shall relate, to the end that the Participant's proportionate interest shall be maintained as before the occurrence of such events; such adjustment shall be made without change in the total price applicable to the unexercised portion of Options and with a corresponding adjustment in the option price per Share.

4. Rights as Shareholder. A Participant entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

5. Withholding. Any person exercising an Option shall be required to pay to the appropriate member of the Corporation Group the amount of any taxes such member is required by law to withhold with respect to the exercise of such Option. Such payment shall be due on the date such member is required by law to withhold such taxes. Such payment may also be made at the election of the optionee by the surrender of Shares then owned by the optionee, or the withholding of Shares otherwise to be issued to the optionee on exercise, in an amount that would satisfy the withholding amount due. The value of such Shares withheld or delivered shall be equal to the Fair Market Value of such Shares on the date of exercise. In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person from any member of the Corporation Group, all or part of the amount required to be withheld.

6. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the exercise of an Option, unless and until the Corporation is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The

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     Corporation shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws and regulations, that the Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

7. Application of Funds. Any cash proceeds received by the Corporation from the sale of Shares pursuant to Options will be used for general corporate purposes.

8. Amendment of the Plan. The Board may from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders, no such revision or amendment shall (a) increase the number of Shares subject to this Plan, (b) decrease the price at which Options may be granted, (c) remove the administration of this Plan from the Committee, (d) modify the requirements as to eligibility for a grant of an Option, or (e) materially increase the benefits accruing to the Participants under this Plan. No such suspension, discontinuance, revision or amendment shall in any manner affect any grant theretofore made without the consent of the Participant unless necessary to comply with applicable law.

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                               CiDRA CORPORATION

                      1997 STOCK OPTION PLAN, AS AMENDED

                       INCENTIVE STOCK OPTION AGREEMENT
                       --------------------------------



     Subject to the terms of the 1997 Stock Option Plan, as amended (the "Plan") of CiDRA Corporation (the "Corporation"), a copy of which is attached hereto, ________________________ ("Optionee") is hereby granted an Incentive Stock Option, as defined in the Plan, (referred to as the "Option") to purchase ____________ shares of the Class A Common Stock of the Corporation at a price of $________________ per share, such price per share being not less than 100 percent of the fair market value of the stock at the time this Option is granted (the "Option Price"). This Option expires on ______________________, (not later than ten (10) years from the date hereof), and is subject to any earlier termination as provided in the Plan.


     This Option may be exercised by the Optionee as follows:

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

     The Optionee hereby accepts the Option specified above.

     This Option is not transferable by the Optionee otherwise than by will and by the laws of descent and distribution and is exercisable during the Optionee's lifetime only by such Optionee.


Dated:

CiDRA Corporation                       Accepted:


By___________________                   By___________________
     Its                                       Optionee

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                               CiDRA CORPORATION
                      1997 STOCK OPTION PLAN, AS AMENDED
                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------

     Subject to the terms of the 1997 Stock Option Plan, as amended (the "Plan") of CiDRA Corporation (the "Corporation"), a copy of which is attached hereto, ___________________________ ("Optionee") is hereby granted a Nonqualified Stock Option, as defined in the Plan, (referred to as the "Option") to purchase _____________ shares of the Class A Common Stock of the Corporation at a price of $_____________ per share, such price per share being not less than the par value, if any, of such shares (the "Option Price"). This Option expires on _______________, (not later than ten (10) years from the date hereof), and is subject to any earlier termination as provided in the Plan.

This Option may be exercised by the Optionee as follows:

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

     The Optionee hereby accepts the Option specified above.

     This Option is not transferable by the Optionee otherwise than by will and by the laws of descent and distribution and is exercisable during the Optionee's lifetime only by such Optionee.


Dated:

CiDRA Corporation                       Accepted:


By___________________                   By___________________
     Its                                       Optionee

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